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News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Naveed Mughal, (812) 491-4916, nmughal@@vectren.com
Media Contact     Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

Aug. 5, 2015

Vectren Corporation Reports Strong Second Quarter 2015 Results;
Guidance Affirmed

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported second quarter 2015 net income of $35.8 million, or $0.43 per share, compared to net income of $30.1 million, or $0.37 per share, in the second quarter of 2014. For the six months ended June 30, 2015, net income was $92.8 million or $1.12 per share compared to $82.4 million, or $1.00 per share for the six months ended June 30, 2014. The 2014 results exclude the results of Coal Mining as the company sold its wholly owned coal mining subsidiary, Vectren Fuels, in August 2014. At June 30, 2014, the company reported the coal mining business as held for sale and recorded an estimated loss in other operating expenses, including costs to sell, of approximately $32 million, or $20 million after tax. Vectren consolidated results, as reported, for the second quarter of 2014, were net income of $11.9 million, or $0.14 per share, and $63.1 million, or $0.76 per share, for the three and six months ended June 30, 2014, respectively.

Summary and highlights of results

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Utility earnings were $24.4 million, or $0.29 per share, in the second quarter of 2015, compared to $22.9 million, or $0.28 per share, in 2014. Year-to-date net income for the Utility Group was $87.4 million, or $1.06 per share, compared with $84.2 million, or $1.02 per share, for the year-to-date period in 2014.

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Nonutility Group earnings were $11.6 million, or $0.14 per share, in the second quarter of 2015 compared to $7.4 million in 2014, or $0.09 per share. For the year-to-date period, nonutility results were earnings of $5.7 million, or $0.07 per share, compared to a net loss of ($1.2) million, or ($0.01) per share, in 2014. The 2014 results exclude the results of Coal Mining.

“The second quarter results for both utility and nonutility groups show continued strong performance, reflective of our continued focus on the execution of our strategy and delivery of consistent earnings growth. We continue to expect 2015 results to be on plan,” said Carl Chapman, Vectren’s chairman, president and CEO. “Energy Services signed $53 million of new contracts this quarter and signed a very

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significant contract with NASA’s Johnson Space Center just today. Our Infrastructure Services business also had a record revenue quarter and project backlog remains high. While some signs of the impact of lower oil prices on market competition are evident, we continue to believe that the infrastructure business is well positioned to capitalize on the very strong long-term demand in both the distribution and transmission markets.”

2015 earnings guidance affirmed

The company affirms its 2015 consolidated earnings guidance expectation to be within a range of $2.40 to $2.55 per share, but notes that there may be some pressure toward the lower end of the range related to Infrastructure Services’ contribution.

Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in earnings for 2015 significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements."

Financing Update

On June 11, 2015, Vectren Utility Holdings, a subsidiary of the company, entered into a private placement note purchase agreement pursuant to which institutional investors have agreed to purchase the following tranches of notes: (i) $25 million of 3.90% Guaranteed Senior Notes, Series A, due Dec. 15, 2035, (ii) $135 million of 4.36% Guaranteed Senior Notes, Series B, due Dec., 15, 2045, and (iii) $40 million of 4.51% Guaranteed Senior Notes, Series C, due Dec. 15, 2055. The notes will be unconditionally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc.

Additionally, on June 11, 2015, Vectren Capital Corp. entered into a private placement note purchase agreement pursuant to which institutional investors have agreed to purchase the following tranches of notes: (i) $75 million of 3.33% Guaranteed Senior Notes, Series A, due Dec. 15, 2022 and (ii) $75 million of 3.90% Guaranteed Senior Notes, Series B, due Dec. 15, 2030. The notes will be guaranteed by the company.

The proceeds received from the issuance of the senior notes will be used to refinance existing indebtedness that matures in 2015 and 2016 and for general corporate purposes, including its utility capital expenditure program.

Both financings are scheduled to close on or about Dec. 15, 2015.

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Gas Utility Services segment provides natural gas distribution and transportation services to nearly two-thirds of Indiana and west-central Ohio. The Electric Utility Services segment provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the three months ended June 30, 2015, Utility Group earnings were $24.4 million, compared to $22.9 million in 2014. In the six months ended June 30, 2015, the Utility Group earned $87.4 million, compared

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to $84.2 million in 2014. The quarter and year-to-date increases are largely driven by increases in gas utility margin from returns on the Indiana and Ohio infrastructure replacement programs, small customer growth, and large customer usage. Decreases in operating expenses related to performance-based compensation also favorably impacted earnings in both the quarter and year-to-date periods. Quarter and year-to-date results in 2015 were unfavorably impacted by a decrease in wholesale electric margin due primarily to lower market pricing.

Gas Utility Services
The Gas Utility Services operating segment earned $3.4 million during the second quarter of 2015, compared to earnings of $0.7 million in 2014. In the six months ended June 30, 2015, Gas Utility Services earned $43.8 million, compared to earnings of $39.0 million in 2014. The improved results in 2015 are due to margin from the return on the Indiana and Ohio infrastructure replacement programs as the investment in those programs continues to ramp up. Increased earnings also resulted from increases in small customer growth and large customer usage. Overall, operating expenses were favorably impacted by a decrease in performance-based compensation compared to the 2014 periods.

Following is more detailed information related to the earnings from Gas Utility Services for the quarter and year-to-date periods ended June 30, 2015. Identified items are presented after the impact of income taxes.

(millions)	Quarter End	Year to Date
2014 Gas Utility Earnings	$ 0.7	$ 39.0

Gas Infrastructure replacement programs	1.3	3.1
Customer growth & usage	0.6	1.0
Performance-based compensation expense	1.4	1.1
All other	(0.6)	(0.4)
	2.7	4.8

2015 Gas Utility Earnings	$ 3.4	$ 43.8

Electric Utility Services
The Electric Utility Services operating segment earned $19.7 million in the three months ended June 30, 2015, compared to $19.9 million in the second quarter of 2014. Electric Utility Services earned $38.9 million year-to-date in 2015, compared to earnings of $39.2 million for the six months ended June 30, 2014. Earnings in both the quarter and year-to-date periods in 2015 were unfavorably impacted by lower small customer margin as heating and cooling degree days in 2015 were lower compared to 2014 as electric results are not protected by weather normalizing mechanisms. Quarter and year-to-date results also reflect a decrease in wholesale margin, due primarily to lower market pricing. These decreases were offset somewhat by lower operating expenses in 2015 due to increased performance-based compensation expense in 2014.

Following is more detailed information related to the earnings from Electric Utility Services for the quarter and year-to-date periods ended June 30, 2015. Identified items are presented after the impact of income taxes.

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(millions)	Quarter End	Year to Date
2014 Electric Utility Earnings	$ 19.9	$ 39.2

Weather impact on small customer usage	(0.5)	(1.1)
Large customer usage	0.4	0.8
Wholesale power margin	(0.8)	(1.6)
Performance-based compensation expense	0.9	0.8
All other	(0.2)	0.8
	(0.2)	(0.3)

2015 Electric Utility Earnings	$ 19.7	$ 38.9
Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the second quarter of 2015, earnings from these operations were $1.3 million, compared to $2.3 million in 2014. In the six months ended June 30, 2015, earnings from these operations were $4.7 million compared to $6.0 million in 2014. The decrease is due primarily to favorable tax adjustments in the prior year.

Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of corporate expenses allocated to the Nonutility Group.

In the second quarter of 2015, Nonutility Group results were earnings of $11.6 million, compared to earnings of $7.4 million in 2014. For the six months ended June 30, 2015, the Nonutility Group reported earnings of $5.7 million compared to a loss of ($1.2) million in 2014. The 2014 results exclude Coal Mining.

Infrastructure Services
Infrastructure Services provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the quarter ended June 30, 2015, were earnings of $12.3 million, compared to earnings of $9.4 million in the second quarter of 2014. During the six months ended June 30, 2015, earnings were $9.7 million, compared to $4.1 million year-to-date in 2014. Results in the quarter and year-to-date periods of 2015 were improved due to significant work in the distribution services business and as 2014 reflected the inability of crews to complete their work as planned because of the harsh winter weather. Backlog at June 30, 2015, was $575 million. This compares to $625 million at Dec. 31, 2014, which included significant station work that is now complete and a transmission integrity scope of work that was bid but not awarded. Not being awarded that segment of work is not reflective of declining demand but of a more competitive environment as other contractors work to adjust crews and work load in the current environment of lower oil prices where some large gas and oil exploration projects are being cancelled or delayed. The loss of this work is being replaced in the near term with other transmission projects, some at lower margin, and a strong and growing demand in the distribution services business. Revenues for the year-to-date period were a record $408.3 million, compared to revenues of $301.0 million for the same period in 2014.

The long-term outlook for construction activity remains strong as utilities, municipalities and pipeline operators replace aging natural gas and oil pipelines and related infrastructure and as pipeline operators

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construct new pipelines due to the continued significant demand for shale gas and oil infrastructure. The recent drop in oil prices has resulted in some oil production cuts that have been predominately related to the drilling of new wells. Pipelines are still being built for producing wells and, as such, the demand for this work is still strong. While the drop in oil prices could have greater impact if prices do not rebound, the mix of activity continues to be favorable and the long-term trends are good.

On May 6, 2015, Miller Pipeline acquired A & B Trenching Co., Inc. (A&B) in a strategic move to expand its markets and strengthen its position as a leader in the underground pipeline construction industry. This transaction marks Miller Pipeline’s sixth acquisition within a 10-year time period and reinforces its geographic resources encompassing 26 states. The acquired company, North Carolina-based A&B, has been in operation since 1985 as a specialty contractor focusing on distribution pipeline construction and maintenance, directional boring and fabrication services. A&B employs about 200 people and serves utility companies in three states in the southeastern U.S. Post-acquisition A&B is performing well and as planned.

Energy Services
Energy Services provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Energy Services’ results in the second quarter of 2015 were a loss of ($0.4) million in 2015, compared to a loss of ($1.8) million in the second quarter of 2014. During the six months ended June 30, 2015, Energy Services operated at a loss of ($3.5) million, compared to a loss of ($4.8) million in 2014.

On August 5, 2015, a significant Energy Savings Performance Contract (ESPC) was signed with the National Aeronautics and Space Administration’s (NASA) Johnson Space Center (JSC). The project value includes the cost of initial construction, commissioning, and start-up; long-term operations, maintenance, and equipment repair and replacement; and carrying costs. The objective of the project is to maximize energy cost savings associated with the project’s two energy conservation measures: Combined Heat and Power (CHP) Plant; and Chilled Water Plant Improvements. The project will have a 22-month construction period. The contract includes an initial construction price of approximately $47 million that will be added to backlog now that the contract is fully executed. The contract also includes a 22-year operations and maintenance agreement that will commence upon the completion of construction.

At June 30, 2015, the backlog of signed contracts remains strong at $175 million, compared to $144 million on Dec. 31, 2014. During the quarter, ESG signed new contracts totaling $53 million. The company's long-term view of the performance contracting and sustainable infrastructure opportunities remains positive as the national focus on energy conservation, renewable energy, and sustainability continues to grow given the expected rise in power prices across the country and customer focus on efficiency. Expected activity in the federal sector, as well as positive indications in the public sector and sustainable infrastructure business, is reflected in the increased backlog and sales funnel.

Coal Mining
Prior to Aug. 29, 2014, Coal Mining owned, and through its contract miners, mined and sold coal to the company’s utility operations and to third parties through its wholly owned subsidiary, Vectren Fuels. On July 1, 2014, the company announced it had reached an agreement to sell Vectren Fuels and on Aug. 29, 2014, the transaction closed. At June 30, 2014, the company reported the coal mining business as held for sale and recorded an estimated loss in other operating expenses, including costs to sell, of approximately ($32) million, or ($20) million after tax. Results from Coal Mining, inclusive of holding company costs and the loss on the sale, were ($18.2) million and ($19.3) million for the three and six months ended June 30, 2014, respectively.

Use of Non-GAAP Measures

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This earnings release contains non-GAAP financial measures that exclude the 2014 results related to Coal Mining.

Management uses consolidated net income, consolidated earnings per share, and Nonutility Group net income (loss), excluding results from Coal Mining in 2014, to evaluate its results. Coal Mining results that are excluded from the GAAP measures are inclusive of holding company costs (corporate allocations, interest and taxes). Management believes analyzing underlying and ongoing business trends is aided by the removal of Coal Mining results in the year of disposition and the rationale for using such non-GAAP measures is that, through the disposition of the Coal Mining segment, the company has exited the coal mining business. Management believes this presentation provides the best representation of the overall results of the ongoing operations.

A material limitation associated with the use of these measures is that the measures that exclude Coal Mining results do not include all costs recognized in accordance with GAAP. Management compensates for this limitation by prominently displaying a reconciliation of these non-GAAP performance measures to their closest GAAP performance measures. This display also provides financial statement users the option of analyzing results as management does or by analyzing GAAP results.

The following table reconciles consolidated net income (loss), consolidated basic EPS, and Nonutility Group net income (loss) to those results excluding Coal Mining results in 2014.

	Three Months Ended June 30, 2014			Six Months Ended June 30, 2014
(in millions, except EPS)	GAAP Measure	Exclude Coal Mining Results	Non-GAAP Measure	GAAP Measure	Exclude Coal Mining Results	Non-GAAP Measure
Consolidated
Net Income (Loss)	$11.9	$(18.2)	$30.1	$63.1	$(19.3)	$82.4
Basic EPS	$0.14	$(0.23)	$0.37	$0.76	$(0.24)	$1.00
Nonutility Group Net Income (Loss)	$(10.8)	$(18.2)	$7.4	$(20.5)	$(19.3)	$(1.2)

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on Aug. 6, 2015
Vectren’s financial analyst call will be at 11:00 a.m. (EDT), Aug. 6, 2015, at which time management will discuss second quarter financial results and 2015 earnings guidance. To participate in the call, analysts are asked to dial 1-866-821-5457 10 minutes prior to the start time and refer to the “Vectren Corporation 2015 Second Quarter Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation at www.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through infrastructure services and energy services. To learn more about Vectren, visit www.vectren.com.

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Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

•
Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, cyber attacks, or other similar occurrences could adversely affect Vectren’s facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

•
Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review the decisions issued by those agencies, and the frequency and timing of rate increases.

•
Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations.

•
Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; impacts on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility real estate and other legacy investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

•
Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

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•
The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s infrastructure services, energy services, and remaining ProLiance Holdings, LLC assets.

•
Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

•
Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

•
Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

•
Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

•
Changes in or additions to federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pipeline safety regulations, environmental laws, including laws governing greenhouse gases, mandates of sources of renewable energy, and other regulations.

More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2014 annual report on form 10-K filed on Feb. 17, 2015. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

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